Exhibit 10.52

INDUSTRIAL LEASE AGREEMENT

Between

Landlord: DMV SUB 4, LLC

a Delaware limited liability company

And

Tenant: APPLIED IMAGING CORP.

a Delaware corporation

Dated: January 27, 2004

TABLE OF CONTENTS

LEASE AGREEMENT

i

35.	ADVERTISING	25
36.	SURRENDER OF PREMISES	25
37.	INTENTIONALLY DELETED	25
38.	REMOVAL OF FIXTURES	25
39.	HOLDING OVER	25
40.	ATTORNEY’S FEES	26
41.	MORTGAGEE’S RIGHTS	26

H.	LANDLORD ENTRY/RELOCATION/ASSIGNMENT AND SUBLETTING	27

42.	ENTERING PREMISES	27
43.	INTENTIONALLY DELETED	27
44.	ASSIGNMENT AND SUBLETTING	28

I.	SALE OF PROPERTY; LIMITATION OF LIABILITY	30

45.	SALE	30
46.	LIMITATION OF LIABILITY	30

J.	BROKERS/CONSTRUCTION/AUTHORITY	31

47.	BROKER DISCLOSURE	31
48.	DEFINITIONS	31
49.	CONSTRUCTION OF THIS AGREEMENT	31
50.	NO ESTATE IN LAND	31
51.	PARAGRAPH TITLES; SEVERABILITY	32
52.	CUMULATIVE RIGHTS	32
53.	WAIVER OF JURY TRIAL	32
54.	ENTIRE AGREEMENT	32
55.	SUBMISSION OF AGREEMENT	32
56.	AUTHORITY	32
57.	CHOICE OF LAW	32
58.	CONFIDENTIALITY	32

LIST OF EXHIBITS

A	Site Plan of Property
A-1	Plan of Premises
B	Tenant Improvements / Landlord’s Allowance
C	Substantial Completion/Acceptance Letter
D	Hazardous Materials Questionnaire
E	Rules and Regulations
F	Tenant Moveout Responsibilities

BASIC LEASE PROVISIONS

The following sets forth some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control. In addition to the following Basic Lease Provisions, all of the other terms and conditions and sections of the Industrial Lease Agreement hereinafter set forth are hereby incorporated as an integral part of this Summary.

1.	Premises (See Section 1): The space(s) in the building(s) outlined in Exhibit A-1, the street address(es) of which is (are) known as 120 Baytech Drive, San Jose California 95131.

Property (See Section 1): The land and the building(s) outlined in Exhibit A commonly known as 120 Baytech Drive, San Jose California 95131.

2.	Rentable Square Feet of Premises: 24,095

Rentable Square Feet of Property: 188,825

(See Section 1)

3.	Term (See Section 2):	Sixty (60) full calendar months
	Target Delivery Date:	February 1, 2004
	Target Commencement Date:	May 1, 2004 subject to Section 2
	Target Expiration Date:	April 30, 2009 subject to Section 2

4.	Base Rent (See Section 5):

Lease Year	Rate Per Rentable Square Foot of Premises	Monthly Installment
1	$1.10 per month	$26,504.50
2	$1.15 per month	$27,709.25
3	$1.20 per month	$28,914.00
4	$1.25 per month	$30,118.75
5	$1.30 per month	$31,323.50

5.	Rent Payment Address (See Section 5):

Morgan Stanley AAF DMV

Baytech Park

P.O. Box 932348

Atlanta, GA 31193-2348

6.	Use of Premises (See Section 11): Administrative offices, research and development and marketing and other legal related uses

7.	Tenant’s Share (See Section 7):	12.76%

8.	Security Deposit (See Section 10):	$35,000.00

9.	Parking Spaces (See Section 1):	94 parking spaces in common with the other tenants of the Property.

10.	Tenant Improvement Allowance (See Work Letter):	$31.00 per rentable square foot.

11.	Tenant’s Liability Insurance
	(See Section 26):	Combined Single Limit $1,000,000 Annual Aggregate Limit $2,000,000

12.	Landlord’s Broker (See Section 47): Tenant’s Broker (See Section 47):	CB Richard Ellis Cornish & Carey

13.	Notice Address (See Section 30):

Landlord	Tenant

Morgan Stanley 555 California Street, Suite 2200 San Francisco, CA 94104 Attn: Mr. Keith A. Fink Email: Keith.Fink@morganstanley.com Phone: (415) 576-2662 Fax: (415) 576-2673

Applied Imaging Corp.

2380 Walsh Avenue, Building B

Santa Clara, California 95051

Attn: Mr. Barry Hotchkies

E-Mail: bhotchkies@aicorp.com

Fax No.: (408) 562-0264

With a copy to:

Silicon Valley Law Group

152 N. Third Street, Suite 900

San Jose, CA 95112

Attn: Lucy Lofrumento, Esq.

Email: lal@svlg.com

Fax: (408) 286-1430

14.	Intentionally Deleted

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the dates set forth below.

Landlord: DMV SUB 4, LLC, a Delaware limited liability company				Tenant: APPLIED IMAGING CORP., a Delaware corporation

By:	DMV INVESTORS, LLC, a Delaware limited liability company, its sole member

	By:	MORGAN STANLEY REAL ESTATE ADVISOR, INC., a Delaware corporation, its manager		By:	/s/ Barry Hotchkies

				Name:	BARRY HOTCHKIES

				Title:	CFO

		By:	/s/ Keith Fink	Date Signed:	1/28/04

Keith Fink Vice President

Date Signed:	1/28/04

Final Lease execution date: January 28, 2004

v

INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (hereinafter called the “Lease”) is made and entered into as of the date appearing on the first page hereof by and between the Landlord and Tenant identified above.

A.	Premises/Term/Possession

1. Premises. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord the Premises identified in the Basic Lease Provisions located in the building(s) situated on the real property identified in the Basic Lease Provisions (the “Property”) as more particularly set forth on the site plan attached hereto as Exhibit A, such Premises as further shown by diagonal lines on the drawing attached hereto as Exhibit “A-1” and made a part hereof by reference. The “Property” includes the land and the building(s) in which the Premises is located. Tenant has inspected the Premises and agrees to accept the same “AS IS,” without representation or warranty on the part of Landlord or any agreement of Landlord to perform any improvements therein, except as expressly set forth in this Section 1, Section 11 below, and Exhibit “B” attached hereto and made a part hereof. Landlord covenants that, during the term of this Lease, as such term may be extended, no other tenant or occupant of the Property besides Tenant may use the address “120 Baytech Drive”.

Landlord represents to Tenant that to Landlord’s actual knowledge (without duty of inquiry), the Property is currently in compliance with all applicable Premises Laws (as defined in Paragraph 12 of this Lease). In addition, Landlord agrees to perform, at Landlord’s sole cost and expense, any improvements or alterations to the exterior of the Premises and/or to the common areas of the building in which the Premises are located necessary to cause such area(s) to comply with any Premises Laws applicable to such area(s) as of the date of this Lease, unless the requirement to perform such work was triggered by any improvement work performed by Tenant or on Tenant’s behalf (other than the Landlord’s Work), by any requirements of the Food & Drug Administration (or any related or successor entity or similar state or local entity), or by Tenant’s particular use of the Premises. Notwithstanding the foregoing, in no event shall Landlord be required to cause any portion of the Property, including, without limitation, the building in which the Premises are located, to comply with any version of the California Uniform Building Code (the “UBC”) other than the 1997 version of the UBC, which, the parties hereto acknowledge, was the version in effect when the building in which the Premises are located was constructed; provided, however, that Landlord shall construct, at Landlord’s sole cost and expense, the exterior egress ramp as depicted on the space plan provided by Tenant, prepared by William Duff, Architect, dated November 10, 2003, bearing Job. No. 03084 and Sheet Title: Bay Tech SK-1, and shall comply with all current Premises Laws in connection with such ramp.

Notwithstanding anything contained in this Lease to the contrary, Landlord hereby warrants to Tenant that as of the Commencement Date, the HVAC, electrical, plumbing, life safety, roof and lighting systems serving the Premises (collectively, the “Premises Systems”) will be in good condition and working order. The warranty of Landlord with respect to the Premises Systems contained in the preceding sentence shall terminate ninety (90) days after the Commencement Date. Accordingly, Tenant shall deliver a list of the Premises Systems that are not in good condition and working order, if any (except to the extent caused by Tenant’s negligence or willful

1

misconduct), within ninety (90) days after the Commencement Date and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant agree that the number of rentable square feet described in Paragraph 2 of the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises.

Tenant shall have the non-exclusive right, in common with the other parties occupying the Property, to use the grounds, landscaped areas, benches, sidewalks, parking areas, trash collection areas, driveways and alleys of the Property (the “common areas”), subject to such reasonable, non-discriminatory rules and regulations as Landlord may from time to time prescribe; provided, however, that Landlord shall give Tenant advance written notice of any changes in the rules and regulations. Tenant may park only up to the maximum number of automobiles and trucks shown in Item 9 of the Basic Lease Provisions in the parking area serving the Premises on a non-exclusive basis. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

Tenant shall not succeed to any of Landlord’s easement rights over and relating to the Property, nor shall Tenant obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common areas, which Landlord shall keep neat and clean and in good condition and repair. Landlord may make such changes to the use or configuration of, or improvements comprising, the common areas as Landlord may elect without liability to Tenant, provided that Landlord shall not have the right to make any changes that materially adversely affect Tenant’s vehicular parking rights shown in Item 9 of the Basic Lease Provisions or Tenant’s access to the Premises.

2. Initial Lease Term/Extension Option

(a) Initial Lease Term. Tenant shall have and hold the Premises for the term (“Term”) identified in the Basic Lease Provisions commencing on the date (the “Commencement Date”) which is the later of (i) the date that is ninety (90) days after the date (the “Delivery Date”) on which Landlord delivers the Premises to Tenant in the condition required pursuant to Section 1 above with Landlord’s Work Substantially Complete (as such terms are defined in Exhibit B) or (ii) the Target Commencement Date set forth in Paragraph 3 of the Basic Lease Provisions and shall terminate at midnight on the last day of the Term (the “Expiration Date”), unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit “C”, specifying and/or confirming the Commencement Date and the Expiration Date (and the number of rentable square feet contained within the Premises and the amount of Base Rent payable hereunder for each Lease Year (as defined in Section 5 below), if such numbers as finally determined differ from those set forth in the Basic Lease Provisions).

2

(b) Extension Option.

(i) Extended Term. Subject to the provisions of this section, Tenant shall have the right to extend the term of this Lease for an additional term (the “Extended Term”) of five (5) years following the Expiration Date. Tenant may exercise such right only by giving Landlord written notice of exercise of such right at least six (6) months, but not more than nine (9) months, before the Expiration Date and only if no Event of Default (as defined in Paragraph 32 of this Lease) exists under this Lease when Tenant exercises such right. If Tenant fails to exercise such right in accordance with this section, such right shall terminate. In the event of any approved or permitted assignment or subleasing in accordance with Section 44 below, Tenant’s right to extend shall not terminate but may be assigned in connection with such assignment or, in the event of such subleasing, Tenant shall be entitled to grant such subtenant the right to exercise such right and, thereby, extend the term of such sublease; provided, however, that (x) in the case of a Full Transfer other than a Permitted Transfer (as those terms are defined in Section 44), Landlord shall have the right to recapture the entire Premises in accordance with Section 44(b); and (y) if Landlord does not recapture the Premises and Tenant completes a Full Transfer (other than a Permitted Transfer), which Full Transfer includes the right to extend the term of this Lease as provided above, then Tenant shall pay 100% of any excess or “bonus” rent to Landlord (after deducting Tenant’s reasonable, actual brokerage and improvement expenses, if any, in obtaining such assignment or sublease), rather than 50% of any excess as provided in Section 44(d).

(ii) Base Rent. If Tenant exercises the right to extend the term of this Lease for the Extended Term in accordance with this section 2(b), effective as of first day of the Extended Term, the Base Rent during the Extended Term shall be the prevailing fair market rental value of the Premises on the first day of the Extended Term, on and subject to the agreements, covenants and conditions (except the amount of Base Rent) of this Lease, based on then current rent being offered and accepted for comparable space in comparable buildings (including, without limitation, other space at the Property) in a comparable location leased on terms comparable to this Lease as of the first day of the Extended Term. Such fair market rental value shall be determined by agreement between Landlord and Tenant. If Landlord and Tenant do not agree on such fair market rental value by the date three (3) months prior to the first day of the Extended Term, such fair market rental value shall be determined by appraisal in accordance with Section 2(b)(iii) hereof. Notwithstanding the foregoing, in no event shall the Base Rent during the Extended Term be less than the Base Rent for the month immediately preceding the Extended Term.

(iii) Determination of Fair Market Rent. For the purpose of Section 2(b)(ii) hereof, if Landlord and Tenant do not agree on the fair market rental value of the Premises by the date three (3) months prior to the first day of the Extended Term, such fair market rental value shall be determined as follows:

(A) Landlord and Tenant each shall appoint one (1) real estate appraiser, broker or other professional (an “Expert”) within fifteen (15) days after a written request for appointment of Experts has been given by either Landlord or Tenant to the other. If either Landlord or Tenant fails to appoint its Expert within such period of fifteen (15) days, such Expert shall be appointed by the Superior Court of the State of California in and for the County of Santa Clara upon application of the other. Each such Expert shall submit his or her written report setting forth the fair market rental value of the Premises to Landlord and Tenant in a simultaneous exchange of such reports within thirty (30) days after the appointment of both such Experts (or as soon thereafter as practicable). If the

3

higher value in such two (2) reports is not more than one hundred ten percent (110%) of the lower value, such fair market rental value of the Premises shall be the average of the two (2) values.

(B) If the higher value in such two (2) reports is more than one hundred ten percent (110%) of the lower value, Landlord and Tenant shall agree upon and appoint a neutral third Expert within fifteen (15) days after both of the first two (2) reports have been submitted to Landlord and Tenant. If Landlord and Tenant do not agree and fail to appoint such neutral third Expert within such period of fifteen (15) days, such neutral third Expert shall be appointed by the Superior Court of the State of California in and for the County of Santa Clara upon application of either Landlord or Tenant. The neutral third Expert shall evaluate the Premises and the reports submitted by the other two (2) Experts. Within thirty (30) days after his or her appointment (or as soon thereafter as practicable), such neutral third Expert shall submit its determination of which of the reports submitted by the other two (2) Experts more accurately reflects the fair market rental value of the Premises. The fair market rental value of the Premises shall be the value in stated in such report selected by such neutral third Expert.

(C) The fair market rental value of the Premises, determined in accordance with this Section 2(b), shall be conclusive and binding upon Landlord and Tenant. Any proceedings in connection with the determination of the fair market rental value of the Premises shall be subject to California Code of Civil Procedure sections 1280 to 1294.2 (including section 1283.05) or successor California laws then in effect relating to arbitration and any such proceedings shall be conducted in Santa Clara County. All Experts appointed by Landlord or Tenant shall be members of the American Institute of Real Estate Appraisers of the National Association of Realtors (or its successor) or real estate professionals qualified by appropriate training or experience and have at least ten (10) years of experience dealing with commercial real estate. The Experts shall have no power or authority to amend or modify this Lease in any respect and their jurisdiction is limited accordingly. Landlord and Tenant each shall pay the fee and expenses charged by its Expert plus one-half of the fee and expenses charged by the neutral third Expert. If the fair market rental value of the Premises has not been determined in accordance with this Section 2.2(b) by the first day of the Extended Term, Tenant shall pay as Base Rent the average of the amount of Base Rent proposed by Landlord and the amount of Base Rent proposed by Tenant, but not less than the Base Rent for the month immediately preceding the Extended Term, effective on the first day of the Extended Term and Tenant shall continue to pay such average until the fair market rental value of the Premises has been determined, at which time any adjustment in the Base Rent resulting therefrom shall be made retroactively within ten (10) days after such determination.

(iv) Amendment. If the term of this Lease is extended for the Extended Term in accordance with this section, Landlord and Tenant each shall, on or before the first day of the Extended Term, execute and deliver to the other an amendment to this Lease, which confirms the extension of the term of this Lease for the Extended Term and sets forth the Base Rent during the Extended Term as determined in accordance with the foregoing provisions, but the term of this Lease shall be extended for the Extended Term and the Base Rent so determined shall be effective during the Extended Term whether or not such amendment is executed.

4

(c) Early Occupancy. Tenant may enter the Premises prior to the Commencement Date solely for the purpose of constructing improvements, installing its furniture, fixtures and equipment in the Premises and fitting-up the Premises for use by Tenant following the Commencement Date. Tenant shall not conduct any business operations in the Premises or use the Premises for any other purpose before the Commencement Date. If Tenant enters the Premises for any such permitted purpose prior to the Commencement Date, all of the agreements and covenants of Tenant in this Lease, except the payment of rent, shall apply and be in force, including, without limitation, the provisions of Paragraph 21, Paragraph 26 and Paragraph 27 of this Lease. Before Tenant enters the Premises, Tenant shall deliver certificates of insurance to Landlord as required by Paragraph 26 of this Lease. During any such entry into the Premises before the Commencement Date, Tenant shall not interfere in any way with any construction work or other activity by Landlord in the Premises and Tenant shall cooperate in all reasonable ways with Landlord while Landlord is carrying on any construction work or other activity within the Premises.

3. Landlord’s Failure to Give Possession. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant by the Target Delivery Date set forth in Paragraph 3 of the Basic Lease Provisions if such failure is due to any previous tenant’s failure to vacate the Premises or for any other reason, except that the commencement of the Term shall be delayed until ninety (90) days after the actual Delivery Date (so long as Tenant is not responsible for such failure or delay). Landlord will use all commercially reasonable efforts to deliver possession of the Premises to Tenant, with the Landlord’s Work Substantially Completed, on or prior to the Target Delivery Date. Notwithstanding the foregoing to the contrary, if the Delivery Date does not occur on or before May 1, 2004, as such date may be extended by Tenant Delay (as defined in Exhibit B) or a force majeure event (such date, as so extended, the “Trigger Date”), then Tenant may terminate this Lease upon written notice to Landlord given within five (5) calendar days after the Trigger Date. The foregoing right of Tenant to terminate this Lease shall be Tenant’s sole remedy for such delay in the Delivery Date.

4. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof. Landlord shall not be responsible for the acts or omissions of Tenant, any other tenant, or any third party that may interfere with Tenant’s use and enjoyment of the Premises.

B.	Rent/Payment/Security Deposit.

5. Base Rent. Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, monthly base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions. The term “Lease Year”, as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease; provided, however that the first such twelve (12) month period shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month following the Commencement Date.

6. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on or before the first (1st) day of each calendar month, in advance, in

5

legal tender of the United States of America, without abatement, demand, deduction or offset of any kind whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the first month’s Base Rent, and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term hereof (provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment). Notwithstanding anything contained herein to the contrary, if Landlord is delayed in substantially completing the Premises by any Tenant Delay, then Tenant shall pay to Landlord, as additional rent, the Base Rent (based on the first month for which the Base Rent is to be paid) calculated on a per diem basis, multiplied by the number of days of such delay, which shall be due and payable on the Target Commencement Date specified in the Basic Lease Provisions for such delay before such date and monthly in arrears on the first day of each month thereafter for such delay after such date. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord). Notwithstanding anything contained herein to the contrary, if Tenant is delayed in substantially completing the Tenant Improvements as a result of Landlord’s failure to approve or disapprove of a written request of Tenant with respect to the Tenant Improvements within the time period specified in Paragraph 2.b. of Exhibit B, then Tenant’s obligation to pay Base Rent shall be reduced by an amount calculated on a per diem basis (based on the first month for which Base Rent is to be paid), multiplied by the number of days of such delay.

7. Operating Expenses/Taxes.

(a) Tenant agrees to reimburse Landlord throughout the Term, as “Additional Rent” hereunder, for Tenant’s Share (as defined below) of: (i) the annual Operating Expenses (as defined below) for each calendar year, or portion thereof, during the Term; and (ii) the annual Taxes (as defined below) for each calendar year, or portion thereof, during the Term. The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Property. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is the percentage amount set forth in Paragraph 7 of the Basic Lease Provisions. Tenant’s Share of Operating Expenses and Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term.

(b) “Operating Expenses” shall mean all costs and expenses incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Property including, but not limited to: maintenance, repair and replacement of the heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; costs of maintaining and repairing the foundations of the Property; painting; lighting; cleaning; refuse removal; security; utility services attributable to the common areas; personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or

6

leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; a property management fee not materially exceeding management fees normally payable for comparable management services in comparable projects in the San Jose market (provided that the management fee charged to Tenant shall not exceed three percent (3%) of the gross Rents payable under this Lease for the applicable calendar year); and costs and expenses required by or resulting from compliance with any laws, ordinances, rules, regulations or orders which first become applicable to the Property after the date of this Lease; and costs and expenses of contesting by appropriate proceedings any matter concerning managing, operating, maintaining or repairing the Property, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Property, or the amount or validity of any Taxes. Operating Expenses do not include: (a) the cost of capital repairs, replacements or improvements, other than annual amortization (based on the useful life of the item under generally accepted accounting principles) of the cost of any such capital repair, replacement or improvement; (b) debt service under mortgages or ground rent under ground leases; (c) costs of restoration following a casualty to the extent of net insurance proceeds received by Landlord with respect thereto (except that insurance deductibles may be charged as a capital repair or replacement as amortized pursuant to sub-clause ”(a)” of this sentence); (d) depreciation; (e) leasing commissions and tenant improvement costs; (f) litigation expenses relating to disputes with tenants; (g) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds, pursuant to the terms of a lease of another tenant of the Property or otherwise, (h) the cost of any service or improvements furnished to any other occupant of the Property which Landlord does not provide to Tenant, (i) advertising and promotional expenses, (j) compensation paid to any employee of Landlord other than the management fee allowed hereunder, (k) any cost for which Landlord is entitled to be reimbursed by any tenant of the Property, (l) the investigation, clean-up, remediation, and other costs associated with any Contamination by Hazardous Substances (as defined in Section 11) and (m) Taxes as defined below.

(c) “Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Property, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Property is located, any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Property been the sole taxable income of Landlord for such calendar year; and (iv) there shall be excluded from Taxes all income taxes except those which may be included pursuant to the preceding subparagraph (iii) above, excess profits taxes, franchise, capital stock, and inheritance or estate taxes.

7

(d) Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a reasonably detailed, line-item statement of the estimated monthly installments of Tenant’s Share of Operating Expenses and Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles (as reasonably modified for industrial buildings) in a manner comparable to other similar buildings in the commercial area where the Property is located, maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts, and Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease terminates), a reasonably detailed, line-item statement (“Landlord’s Statement”) containing the following: (1) the amount of Operating Expenses for such calendar year and (2) the amount of Taxes for such calendar year.

Upon reasonable prior written request given not later than ninety (90) days following the date Landlord’s Statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support such Landlord’s Statement or provide Tenant with the opportunity to review such supporting information. If Tenant does not notify Landlord of any objection to Landlord’s Statement within ninety (90) days after the later of delivery of Landlord’s Statement or such requested supporting documentation, Tenant shall be deemed to have accepted Landlord’s Statement as true and correct and shall be deemed to have waived any right to dispute the Operating Expenses and/or Taxes due pursuant to that Landlord’s Statement. Tenant acknowledges that Landlord maintains its records for the Property at Landlord’s property manager’s office, currently 2025 Gateway Place, Suite 100, San Jose, California, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by an accountant or other person (which may be an officer, director or employee of Tenant) experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Expenses achieved through the inspection process. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the person performing the review, the principals, officers or directors of Tenant or the reviewer who receive the results of the review, and Tenant’s or the reviewer’s accounting or administrative employees and Tenant’s legal counsel. The disclosure of such information to any other person by Tenant or its employees or agents, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease, unless such disclosure is required by law or in connection with a legal proceeding.

(i) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, the estimated monthly installment of Tenant’s Share of Operating Expenses and Taxes for the calendar year in question. At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of Operating Expenses and Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of Operating Expenses and Taxes for such calendar year,

8

Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual Landlord’s Statement.

(ii) For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Section shall apply, but Tenant’s Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant’s Share for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share for such calendar year is determined, Landlord shall send Landlord’s Statement to Tenant for such year and if such Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year exceeded the actual prorated Tenant’s Share for such calendar year, Landlord shall include a refund for that amount along with the Statement (subject to offset for an Event of Default). If Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year were less than the actual prorated Tenant’s Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days after the date of receipt of Landlord’s Statement.

8. Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due (provided that such charge shall be imposed with respect to the first occurrence of such a delinquency in any twelve (12)-month period only if Tenant fails to cure such delinquency within five (5) days of written notice from Landlord thereof), or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as Additional Rent hereunder, and interest shall accrue on all delinquent amounts from the date past due (provided that such interest shall not accrue with respect to the first occurrence of such a delinquency in any twelve (12)-month period only if Tenant fails to cure such delinquency within five (5) days of written notice from Landlord thereof) until paid at the lower of a rate of one and one-half (1 1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate = 18%), or the highest rate permitted by applicable law.

9. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

10. Security Deposit. Tenant shall pay Landlord the amount identified as the Security Deposit in Paragraph 8 of the Basic Lease Provisions (hereinafter referred to as “Security Deposit”) as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. Under no circumstances will Tenant be entitled to any interest on the Security Deposit. If Tenant fails to perform or observe any of the agreements, covenants and conditions of this Lease to be performed or observed by Tenant, then Landlord shall have the right, but shall not be obligated, to apply the Security Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If

9

Landlord applies the Security Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount specified in this Section 10. Any remaining portion of the Security Deposit shall be returned to Tenant upon termination of this Lease. In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. Upon sale or conveyance of the Property, Landlord shall transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer all liability of Landlord for the Security Deposit shall terminate. Landlord shall be entitled to commingle the Security Deposit with its other funds. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, as the same may be amended or recodified from time to time.

C.	Use/Laws/Rules.

11. Use of Premises/Environmental Matters.

(a) Use. Tenant shall use and occupy the Premises solely for the purpose set forth in the Basic Lease Provisions and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid law, ordinance or regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises or the Property, nor in any manner inconsistent with the quality of the Property. Tenant acknowledges that Landlord has made no representations or warranties with respect to the suitability of the Premises for Tenant’s proposed use.

(b) Environmental Matters.

(i) For purposes of this Lease:

“Contamination” means the presence of or release, spillage, leakage, migration, disposal, burial, or placement of Hazardous Substances (as hereinafter defined) upon, within, below, or into any surface water, ground water, land surface, subsurface soil or strata, building, or improvement at any portion of the Premises or the Property, including, without limitation, the common areas of the Property.

“Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface soil or strata), including, without limitation (A) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq., (“RCRA”); (C) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (D) the Clean Air Act (42 U.S.C. §§7401 et seq.) (E) the Clean Water Act (33 U.S.C. §§1251 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.) (G) the Hazardous Materials Transportation Act (49 U.S.C. §§5101 et seq.) (H) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (I) any state, county, municipal or local statutes, laws or ordinances similar

10

or analogous to the federal statutes listed in parts (A) – (H) of this subparagraph, including, without limitation, the Porter-Cologne Water Quality Control Act (California Water Code § 13000 et seq.); the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code); the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code § 25300 et seq.); Division 20, Chapter 6.95 of the California Health and Safety Code (Hazardous Materials Release Response Plans and Inventory); and Division 20, Chapter 6.7 Section 25281 of the California Health and Safety Code (Underground Storage of Hazardous Substances); (J) any amendments to the statutes, laws or ordinances listed in parts (A) – (I) of this subparagraph, regardless of whether in existence on the date hereof; (K) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (A) – (J) of this subparagraph; and (L) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

“Hazardous Substances” means any chemical, waste, by-product, pollutant, contaminant, compound, product, substance, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, (A) RCRA hazardous wastes, (B) CERCLA hazardous substances, (C) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbon, including any additives or other by-products or constituents associated therewith, (D) pesticides and other agricultural chemicals, (E) asbestos and asbestos containing materials in any form, (F) polychlorinated biphenyls, (G) radioactive materials and radon, and (H) urea formaldehyde foam insulation.

(ii) Tenant covenants that all its activities, and the activities of any entity affiliated with Tenant (“Tenant’s Affiliates”), in the Premises or on any part of the Property, during the Term will be conducted in compliance with Environmental Laws. Tenant represents and warrants to Landlord that Tenant is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Premises (“Environmental Permits”) and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such Environmental Permits, notifications and registrations and with any other applicable Environmental Laws. Tenant represents and warrants that it has obtained all such Environmental Permits and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Premises.

11

(iii) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in, on or about the Premises or the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises. For purposes of the foregoing, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Property. Landlord hereby consents to Tenant’s use of the following materials in Tenant’s operations in the Premises, in the maximum quantities given below:

Material	Quantity
Organic solvents (such as formaldehyde or acetone)	4 gallons
Blood	2 liters
Inorganic Salts (such a NaCl)	2 Kg
Tissue Samples	1,000 microscope slides

(iv) Regardless of any consents granted by Landlord pursuant to the foregoing allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever cause or permit any Contamination by Tenant or Tenant’s Affiliates, licensees, agents, contractors or invitees (collectively, “Tenant Parties”). If such Contamination by any of the Tenant Parties shall occur, Tenant shall promptly at its expense (A) contain and control, investigate, and clean up, remove, or remedy such Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, (B) restore the Premises and the Property to the condition existing prior to the Contamination, and (C) notify and keep Landlord reasonably informed of such containment, control, investigation, cleanup, removal, remediation and restoration activities. All such activities shall be conducted by Tenant or Tenant’s Affiliates in accordance with any and all Environmental Laws and other applicable federal, state and local laws and regulations. Landlord shall have the right, but not the obligation, after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as Landlord deems necessary or advisable so to contain, control, investigate, clean up, remove, remediate, restore, resolve or minimize the impact of, or otherwise deal with, any such contamination. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand.

(v) Regardless of any consents granted by Landlord pursuant to Paragraph 11(b)(3) above allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever cause or permit (A) any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal

12

facility under RCRA or the regulations promulgated thereunder, (B) any activity on the Premises which would cause the Premises or the Property to become subject to any lien imposed under or as a result of any Environmental Law, (C) the discharge of Hazardous Substances into the storm sewer system serving the Property, or (D) the installation of any underground tank, oil/water separator, sump pump, or underground piping on or under the Premises.

(vi) Landlord shall also have the right prior to the expiration of the Term of this Lease, if any of the Tenant Parties has caused any Contamination previously or if there are other reasonable grounds, to require Tenant to cause a qualified environmental consultant to perform, at Tenant’s sole cost and expense, an environmental audit of the Premises satisfactory to Landlord in its reasonable discretion. Should Tenant fail to undertake and seek diligently to perform said environmental audit within thirty (30) days of the Landlord’s request, Landlord shall have the right, but not the obligation, to retain a qualified environmental consultant to perform such environmental audit. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Tenant upon demand.

(vii) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord by reason of the storage, generation, release, spillage, leakage, burial, placement, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by any of the Tenant Parties or by reason of Tenant’s breach of any of the provisions of this Paragraph 11(b). Such expenses, losses and liabilities shall include, without limitation, any and all expenses that Landlord may incur (A) to comply with any Environmental Laws, (B) in studying, removing, disposing or otherwise addressing any Hazardous Substances and contamination at, on, under, or from the Premises or the Property, (C) with respect to fines, penalties or other sanctions assessed upon Landlord, and (D) with respect to legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

(viii) Tenant has completed and delivered to Landlord prior to execution and delivery of this Lease by Tenant a Hazardous Materials Questionnaire in the form attached hereto as Exhibit ”D”, and Tenant represents and warrants to Landlord that the information set forth therein is true and accurate in all material respects.

(ix) Landlord represents to Tenant that, as of the date of this Lease, to Landlord’s actual knowledge (without duty of inquiry), there is no Contamination, except as may be set forth in that certain Phase I Environmental Assessment of Baytech Business Park, 110-140 Baytech Drive, San Jose, Santa Clara County, California 95134 prepared by Property Solutions Incorporated, dated September 7, 2000, bearing project number 20001204.

12. Compliance with Laws. Tenant shall operate the Premises in compliance with all applicable federal, state, and municipal laws, building codes, ordinances and regulations (collectively, “Premises Laws”) (including, without limitation, the Americans with Disabilities Act and any regulations promulgated thereunder (the “ADA”)) and shall not knowingly, directly or indirectly, make any use of the Premises or the Property which is prohibited by any such laws, ordinances or regulations; provided, however, that Tenant shall not be required to make or bear the

13

cost of any structural modifications to the Premises unless required in connection with or as a result of Tenant’s specific use or improvement of the Premises (other than the Landlord’s Work).

13. Waste Disposal.

(a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be deposited in dumpsters located at the Property.

(b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of in dumpsters pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this subparagraph (b).

14. Rules and Regulations. The rules and regulations in regard to the Property, a copy of which is attached hereto as Exhibit ”E”, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after prior written notice thereof to Tenant, for the government and management of the Property, are hereby made a part of this Lease and shall during the Term be observed and performed by Tenant, its agents, employees and invitees.

D.	Utilities/Signage.

15. Utilities. Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities ands services supplied to the Premises, together with all taxes, assessments, surcharges or any related installation or connection charges or deposits (collectively, “Utility Costs”) incurred during the Term. If any services or utilities are jointly metered with other premises, Landlord will make a reasonable determination of Tenant’s proportionate share of such Utility Costs (taking into account any disproportionate use of water, sewer or other utilities by any occupant whose manufacturing or other processes are greater than average non-manufacturing uses) and Tenant will pay such share to Landlord. Landlord reserves the right to participate in wholesale energy purchase programs and to provide energy to the Premises through such programs so long as the cost to Tenant is competitive. Tenant shall furnish the Premises with all telephone service, window washing, security service, janitor, scavenger and disposal services, and other services required by Tenant for the use of the Premises permitted by this Lease. Tenant shall furnish all electric light bulbs and tubes and restroom supplies used in the Premises. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any interruption of or failure to supply or delay in supplying any such utilities and services or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or

14

any resource or form of energy or other service serving the Premises or the Property, whether such results from mandatory restrictions or voluntary compliance with guidelines.

16. Signs. Tenant shall not permit, paint or place any signs, placards, or other advertisements of any character upon the outside walls, common areas or the roofs of the Property (except with the prior consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion). Tenant shall be permitted, subject to the City of San Jose’s requirements and other applicable laws, to install signage as follows (“Tenant’s Signage”): (i) signage, with Tenant’s name and logo thereon, on a sign affixed to the building in which the Premises are located, on the side facing Highway 237 (the “Highway Sign”); (ii) identification signage, on the building in which the Premises are located, near the entrance to the Premises (the “Entrance Sign”); and (iii) signage, with Tenant’s name and logo (and directional arrow) thereon, on the three existing directional monument signs in the common areas (the “Monument Signs”). Tenant acknowledges that it is not leasing the entirety of the building in which the Premises are located nor is Tenant leasing all of the buildings located on the Property. Accordingly, in displaying Tenant’s Signage, Tenant shall be entitled to display only such signage as would not exceed Tenant’s pro rata share of the total amount of signage rights afforded to the Property or to the building in which the Premises are located, as applicable. Therefore, with respect to the Highway Sign, Tenant shall be entitled to only fifty-one percent (51%) of the total signage rights afforded such building for such Highway Sign type (it being acknowledged by Tenant that local restrictions will require that the Highway Sign accommodate signage only for tenants in the building in which the Premises are located), and with respect to the Monument Signs, Tenant shall be entitled to only ½ of one horizontal space on each of such signs (each Monument Sign having four horizontal spaces; thus, Tenant having 1/8 of each such sign). Tenant shall be entitled to use the top, street-side position on each Monument Sign. All signage shall be constructed pursuant to the provisions of Paragraph 21 of this Lease regarding alterations.

17. Intentionally Deleted.

18. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond a party’s control (a “force majeure event”) which results in such party being unable to timely perform its obligations hereunder, then, so long as such party diligently proceeds to perform such obligations after the end of such force majeure event, such party shall not be in breach hereunder, and this Lease shall not terminate. Notwithstanding the foregoing, Tenant’s obligation to timely pay any Base Rent, Additional Rent, or any other charges and sums due and payable shall not be excused by any force majeure event.

E.	Repairs/Alterations/Casualty/Condemnation.

19. Repairs By Landlord. Tenant, by taking possession of the Premises as of the Delivery Date, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises. Subject to reimbursement in accordance with Section 7 above, except for damage caused by casualty and condemnation (which shall be governed by Section 23 and 24 below), and subject to normal wear and tear, Landlord

15

shall maintain and repair only the foundations, the exterior walls (which shall not include windows, glass or plate glass, doors, special fronts, entries, or the interior surfaces of exterior walls, all of which shall be the responsibility of Tenant), the roof and other structural components of the Premises and the common areas of the Property and keep them in good condition, reasonable wear and tear excepted. Tenant shall give Landlord written notice of the need for any maintenance or repair for which Landlord is responsible, after which Landlord shall have a reasonable opportunity to perform the maintenance or make the repair, and Landlord shall not be liable for any failure to do so unless such failure continues for an unreasonable time after Tenant gives such written notice to Landlord. Tenant waives the benefit of any present of future law including, without limitation, California Civil Code Sections 1932, 1941 and 1942 as amended or recodified from time to time, which might give Tenant the right to terminate this Lease because of the condition of the Premises or Landlord’s failure to keep the Premises in good order, condition or repair or the right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises. Landlord’s liability with respect to any maintenance or repair for which Landlord is responsible shall be limited to the cost of the maintenance or repair. Any damage to any part of the Property for which Landlord is responsible that is caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord.

20. Repairs By Tenant. Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof (except only the parts for which Landlord is expressly made responsible under this Lease) and all equipment, fixtures and improvements therein (including windows, glass, plate glass, doors, special fronts, entries, the interior surfaces of exterior walls, interior walls, floors, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing fixtures and equipment, electrical components and mechanical systems) and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear excepted. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Premises or the Property caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable written notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repairs or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for serving all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved in writing by Landlord in advance. The service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the Commencement Date. If Tenant replaces any part or component of the HVAC systems or equipment in the Premises and receives a warranty from the manufacturer or a guaranty by the installer, Tenant shall furnish a duplicate original of each such warranty and guaranty to Landlord. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all equipment, fixtures and improvements therein in the same condition as when received, ordinary wear and tear excepted, subject to the provisions of Sections 23 and 24 below.

16

21. Alterations and Improvements. Except for minor, decorative alterations which do not affect the structural, exterior or roof elements of the Property or the mechanical, electrical, plumbing or life safety systems of the Property, are not visible from outside the Premises and do not cost in excess of $25,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord’s written consent for such alterations or additions, which consent shall not be unreasonably withheld unless such alterations will affect the structural, exterior or roof elements of the Property or the mechanical, electrical, plumbing or life safety systems of the Property or will be visible from outside the Premises. Upon Landlord’s request, Tenant shall deliver to Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for Landlord’s reasonable cost to review such plans. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, that, Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date. Notwithstanding the foregoing to the contrary, if Tenant desires permission to leave a specific alteration in the Premises at the expiration or earlier termination of the Lease, Tenant shall request such permission from Landlord in writing at the time Tenant requests approval for such alteration and Landlord shall advise Tenant in writing at the time of Landlord’s approval of the subject alteration whether Landlord will require the removal of the alteration at the expiration or earlier termination of this Lease. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements shall be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants, if any, and Tenant must maintain adequate liability and builder’s risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals hereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord’s contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord (which approval shall not be unreasonably withheld). Landlord agrees to assign to Tenant any rights Landlord may have against the contractor of the Premises with respect to any work performed by such contractor in connection with improvements made by Landlord at the request of Tenant.

22. Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant on the Premises. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises or the Property on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant on the Premises immediately upon the filing of any claim of lien. Tenant shall indemnify, defend and hold Landlord and the Property harmless from and against any and all

17

liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or the Property or this Lease arising from the act or agreement of or on behalf of Tenant. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or the Property. Landlord shall have the right, at Landlord’s option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Tenant upon rendition of a bill therefor.

23. Destruction or Damage.

(a) If the Property or the Premises or any part thereof are destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord’s reasonable opinion, the damage cannot be repaired within one hundred twenty (120) days of the date Landlord provides Tenant written notice of Landlord’s reasonable estimate of the time necessary to repair the damage, or if the damage is not covered by standard “all risks” property insurance, or if the Landlord’s lender requires that the insurance proceeds be applied to its loan, Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice delivered to Tenant on or before thirty (30) days following Landlord’s notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with written notice no later than sixty (60) days following the date of such damage of the estimated time needed to restore, whether the loss is covered by Landlord’s insurance coverage and whether or not Landlord’s lender requires the insurance proceeds be applied to its loan.

(b) If the Property or the Premises are damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing no later than sixty (60) days after the date of such damage that such damage will be repaired (and will include Landlord’s good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable for the period of such untenantability, and Landlord shall promptly commence to diligently restore the Property and/or the Premises to substantially the same condition as before such damage occurred as soon as practicable, whereupon full Rent shall recommence.

(c) If during the last twelve (12) months of the Term the Property or the Premises or any part thereof are destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord’s reasonable opinion, the damage cannot be repaired within sixty (60) days of the date Landlord provides Tenant written notice of Landlord’s reasonable estimate of the time necessary to repair the damage, then either party shall have the right, upon delivery of written notice to the other party within thirty (30) days following such damage, to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the intentional act of Tenant, its agents, servants, employees or invitees.

(d) Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, or Tenant’s right to terminate as above set forth in this Section 23, shall be

18

Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property, including, without limitation, any rights under Sections 1932 and 1933 of the California Civil Code. If prior to any such election to terminate Tenant has elected to extend the Term pursuant to the provisions of this Lease and such election may not then according to its terms be rescinded or terminated, then for purposes of this Section 23 the Term shall be deemed to expire on such extended date.

(e) Notwithstanding anything contained in this Section 23 to the contrary, Landlord shall not be entitled to exercise any termination right provided to it hereinabove unless Landlord also terminates all other leases within the Property that are similarly affected by the casualty in question.

24. Eminent Domain. If the whole of the Premises or the Property, or such portion thereof as will make the Property or the Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of such events, this Lease shall terminate and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of such date. If a portion of the Property or the Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if this Lease has not terminated, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord, provided however that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses so long as such action does not reduce the award to which Landlord is entitled.

25. Damage or Theft of Personal Property. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Property, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth in Section 26 below).

F.	Insurance/Indemnities/Waiver/Estoppel.

26. Insurance; Waivers

(a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of the Tenant in or about the Premises against claims for bodily injury, property damage and product liability and to include contractual

19

liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $1,000,000 each occurrence for bodily injury and property damage, $1,000,000 for products/completed operations aggregate, $1,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and Umbrella Liability Insurance in an amount not less than $5,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(ii) Insurance covering all of the items included in Tenant’s leasehold improvements (excluding heating, ventilating and air conditioning equipment), trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 21, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 23 of this Lease.

(iii) Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits of $500,000.00.

(iv) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises or, if greater, the rent provided for hereunder for at least one year, which insurance shall be issued on an “all risks” basis (or its equivalent).

(b) All policies of the insurance provided for in Section 26(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-VIII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Property is located. Each and every such policy:

(i) shall name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord), except with respect to the insurance described in Section 26(a)(iii) above;

(ii) shall be evidenced to Landlord by a certificate thereof delivered, prior to the execution of the Lease, to each of Landlord and any such other parties in interest and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

20

(iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing (and ten days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any insurance provided for in Section 26(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

(iii) the requirements set forth in this Section 26 are otherwise satisfied.

(d) During the Term hereof, Landlord shall in a manner comparable to other comparable industrial buildings in the market where the Property is located keep in effect (i) commercial property insurance on the Property, its fixtures and equipment (including the Premises Systems), and rent loss insurance for a period and amount of not less than one (1) year of rent (such commercial property insurance policy shall, at a minimum, cover the perils insured under the ISO special causes of loss form which provides “all risk” coverage, and include replacement cost coverage), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Property.

(e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described in Section 26(a)(ii) and Section 26(d)(i) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable “all risks” fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described in Section 26(a)(ii) and Section 26(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.

27. Indemnities. Tenant does hereby indemnify and save harmless Landlord from and against all claims for damages to persons or property in on or about the Premises from any cause

21

whatsoever or in on or about the Property caused by the negligence or willful misconduct of any of the Tenant Parties unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damage to persons or property caused by the negligence or willful misconduct of Landlord, its agents or employees which occur on the Property or common areas of the Property unless such damage is caused by the negligence or willful misconduct of Tenant, its agents or employees. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney’s fees. The indemnities contained herein do not override the waivers contained in Section 26(e) above and shall survive the expiration or earlier termination of this Lease.

28. Acceptance and Waiver. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents and employees (but subject to the insurance provisions in Section 26 above), Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporation, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Property or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Property and every appurtenances thereof, and Tenant by said act waives any and all defects therein (except with respect to the express representations and warranties of Landlord set forth in Section 1 and Section 11 above); provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury.

29. Tenant’s Estoppel. Tenant shall, from time to time, upon not less than ten (10) business days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that an Event of Default has not occurred and/or that facts or circumstances, that, with the giving of notice or passage of time or both, would result in a default under this Lease, do not exist, whether Tenant has any offsets or defenses against Landlord under this Lease, whether or not to the best of Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), and as to such other matters as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or by a mortgagee of Landlord’s interest or assignee of any security deed upon Landlord’s interest in the Premises.

G.	Default/Remedies/Surrender/Holding Over.

30. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth in Paragraph 13 of the Basic Lease Provisions. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail.

22

Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 30. The initial notice addresses for each party are set forth in the Basic Lease Provisions.

31. Abandonment of Premises. Tenant agrees not to abandon the Premises during the Term of this Lease. If Tenant does abandon the Premises, Landlord may terminate this Lease, by written notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an Event of Default (as defined in Paragraph 32 of this Lease) then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity. Tenant’s mere vacating of the Premises during the term hereof shall not constitute an Event of Default (as defined in Paragraph 32 of this Lease) so long as Tenant continues to pay Rent, maintains the insurance coverage required under this Lease, provides a commercially reasonable level of security at the Premises, otherwise performs its obligations under this Lease and provides Landlord with written notice of an alternate address for notices to Tenant under this Lease (other than the Premises) if such vacancy will exceed or exceeds thirty (30) consecutive days.

32. Default.

The occurrence of any of the following shall constitute an Event of Default under this Lease:

(a) If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within ten (10) days after written notice of such default is given to Tenant by Landlord;

(b) if Tenant shall fail to perform any of the terms, conditions or provisions of this Lease (other than the provisions requiring the payment of Rent), and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within ninety (90) days after such initial notice;

(c) if Tenant is adjudicated a bankrupt;

(d) if a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after appointment thereof;

23

(e) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred;

(f) if Tenant’s effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment; or

(g) if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after such death to an assignee approved by Landlord.

In any of such events, Landlord, at its sole option, may exercise any or all of the remedies set forth in Section 33 below.

33. Landlord’s Remedies. Upon the occurrence of any Event of Default set forth in Section 32 above, Landlord may exercise all or any of the following remedies:

(a) Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 32 hereof) and on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(i) The worth at the time of award of all unpaid Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which all unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which all unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clauses (i), (ii) and (iii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under Article B hereof;

24

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due. Thus Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations);

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

34. Service of Notice. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises and depositing the same in the United States mail for delivery to Tenant at Tenant’s address for notice.

35. Advertising. Landlord may advertise the Premises as being “For Rent” at any time following an Event of Default and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may exhibit the Premises to prospective tenants upon prior reasonable notice to Tenant, subject to the provisions of Section 42.

36. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, normal wear and tear, casualty damage and condemnation excepted, and Tenant shall remove Tenant’s Signage and all of its personalty and shall, if directed to do so by Landlord, remove all improvements which have been made therein by or on behalf of Tenant (except Landlord’s Work and any alterations that Landlord has previously notified Tenant that Tenant will not be required to remove) and restore the Premises to its original condition prior to the construction of such improvements. In addition, Tenant shall complete the moveout responsibilities (“Tenant’s Moveout Responsibilities”) set forth on Exhibit ”F” attached hereto. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

37. Intentionally Deleted.

38. Removal of Fixtures. Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant promptly repairs all damage to the Premises caused by such removal.

39. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord’s written consent, such tenancy shall be month-to-month and otherwise subject to all the provisions hereof, except that the

25

monthly rental shall be at 150% of the monthly Base Rent payable hereunder upon such expiration of the Term hereof. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord’s written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for and hereby indemnifies Landlord from and against any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

40. Attorney’s Fees. In case either party shall, without fault on its part, be made a party to any litigation commenced by or against the other party, then such other party shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by the first party in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding.

41. Mortgagee’s Rights.

(a) Tenant agrees that this Lease shall be subject and subordinate to (i) any mortgage, deed of trust or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and subject to the delivery of an SNDA (as defined below) to any mortgage, deed of trust or other security interest which Landlord or any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) any assignment of Landlord’s interest in the leases and rents from the Property which includes the Lease which now exists or which Landlord or any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents which the counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of the Lease to the Security Documents and which contain an obligation by the Holder of the relevant Security Document not to disturb the possession of Tenant of the Premises pursuant to this Lease so long as Tenant observes and timely performs all of its obligations under this Lease (in each instance, an “SNDA”). Within ten (10) business days after request therefor, if Tenant fails to execute any such requested documents meeting the requirements of this Paragraph, without limiting Landlord’s rights and remedies with respect to such default by Tenant, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

26

Landlord agrees to use diligent efforts to obtain, as soon as possible following the execution of this Lease, the execution and delivery of an SNDA by the Holder of any Security Document now encumbering the Property. The failure of any such Holder to execute and deliver an SNDA upon Landlord’s request shall not constitute a default under this Lease, it being agreed that Landlord’s sole obligation is to request in good faith the execution and delivery of such document.

(b) Notwithstanding anything to the contrary set forth in this Section 41, in the event of a foreclosure of any Security Document or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such Security Document.

(c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or Event of Default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent.

(d) Notwithstanding anything to the contrary set forth in this Section 41, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

H.	Landlord Entry/Assignment and Subletting.

42. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord’s entry shall not unreasonably interrupt or interfere with Tenant’s business operations and that prior notice is given when reasonably possible (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 19 above (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Property pursuant to the terms of this Lease or to the other premises within the Property pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms

27

hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the ceilings in the Premises and elsewhere in the Property; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. In entering the Premises pursuant to the foregoing, Landlord shall (x) exercise reasonable measures (but at no extra cost to Landlord, including, without limitation, overtime pay) to minimize any disruption to Tenant’s business operations or activities; (y) abide by all reasonable security measures and restrictions required by Tenant to protect the safety and security of its personnel and confidential information; and (z) cooperate with any reasonable requests by Tenant to schedule the work at times that do not inconvenience Tenant’s business operations. Subject to compliance with the foregoing provisions of this Section 42, Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work.

43. Intentionally deleted.

44. Assignment and Subletting.

(a) With the exception of a Permitted Transfer (as defined below), Tenant may not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this Section 44 and, subject to Section 44(g) below, shall require Landlord’s prior written consent; provided, however, that the sale or transfer of Tenant’s outstanding capital stock or other listed equity interests by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange, shall not be deemed an assignment of this Lease or a sublease of the Premises.

(b) Except with respect to a Permitted Transfer, in the event that Tenant desires to assign this Lease in its entirety or sublease all or substantially all of the Premises for more than 50% of the then-remaining Term (excluding the Extended Term) (a “Full Transfer”), then before seeking Landlord’s consent thereto pursuant to Section 44(c) below, Tenant shall first provide Landlord with written notice of Tenant’s intention to seek a Full Transfer (“Notice of Intent to Transfer”). For purposes of the foregoing, in the event of a proposed sublease, “all or substantially all” shall mean that following the proposed sublease, the Tenant originally named in this Lease would itself remain in occupancy of twenty-five percent (25%) or less of the original Premises. In such event, Landlord shall have the right to recapture the entire Premises by providing Tenant with written notice thereof within 10 business days after its receipt of the Notice of Intent to Transfer. In the event that Landlord timely provides such recapture notice and payment, then this Lease shall automatically terminate effective on the termination date specified by Tenant in its Notice of Intent

28

to Transfer (which termination date shall be no less than 30 days following such Notice of Intent to Transfer). In the event that Landlord does not timely provide such recapture notice and payment, then Tenant may thereafter request Landlord’s consent to a Full Transfer in accordance with Section 44(c) below, free and clear of any recapture rights of Landlord, except that, if Tenant does not seek such consent within 180 days following its Notice of Intent to Transfer, then the provisions of this paragraph shall re-apply to any Full Transfer that Tenant may thereafter desire to pursue (and Tenant shall be required to provide Landlord with a new Notice of Intent to Transfer with respect thereto). This paragraph shall not apply to a Full Transfer that is a Permitted Transfer, and Landlord shall have no recapture rights whatsoever with respect to any Permitted Transfer.

(c) If Tenant desires to assign or sublease, Tenant shall provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to permit Landlord to evaluate the proposed transaction. Landlord shall notify Tenant within fifteen (15) days of Landlord’s receipt of such notice whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such fifteen (15) day period, Landlord will be deemed not to have consented to the assignment or sublease. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord.

(d) If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant’s reasonable, actual brokerage and improvement expenses, if any, in obtaining such assignment or sublease), Tenant shall pay 50% of such excess to Landlord as and when the monthly payments are received by Tenant; provided, however, that in the case of a Full Transfer other than a Permitted Transfer, which Full Transfer includes the right to extend the term of this Lease as provided above, then Tenant shall pay 100% of such excess to Landlord as and when the monthly payment are received by Tenant (after deducting Tenant’s reasonable, actual brokerage and improvement expenses, if any, in obtaining such assignment or sublease), rather than 50% of any excess as provided above.

(e) Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall remain fully liable thereunder. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the Event of any Default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect Rent directly from the subtenant or assignee, as applicable. Any subtenant or subtenants or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

(f) Tenant agrees to pay to Landlord all reasonable out-of-pocket costs incurred by Landlord (including fees paid to consultants (as may be required) and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by

29

Tenant, up to, but not exceeding $2,000.00 per transaction, except that, if Tenant or the proposed transferee requests material changes to this Lease, or if the proposed assignment or sublease documentation, as the case may be, is not reasonable in form so that extensive Landlord review is necessary, then the foregoing $2,000.00 limitation shall not apply.

(g) Notwithstanding anything contained herein to the contrary, Tenant may assign its entire interest under this Lease or sublease the Premises or any portion thereof, without Landlord’s consent and without releasing Tenant from any obligation or liability under this Lease, to any corporation or other entity which controls, is controlled by or is under control with Tenant, or to any corporation or other entity resulting from a merger with Tenant, or to any corporation or other entity that acquires all the assets of Tenant as a going concern, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (1) an Event of Default is not then occurring; (2) in the case of a merger or asset sale, Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor shall have a net worth sufficient, in Landlord’s reasonable opinion, to meet all future obligations of the tenant under this Lease; (4) any such corporation or other entity assumes in writing the obligations of Tenant under this Lease and (5) Tenant shall use commercially reasonable efforts to give Landlord written notice at least thirty (30) days prior to the effective date of the proposed assignment, subletting, purchase, merger, consolidation or reorganization; provided, however, that if Tenant is prohibited from providing advance notice of the assignment, subletting, purchase, merger, consolidation or reorganization prior to the effective date of any of the foregoing, then Tenant shall give notice as soon as reasonably possible after the effective date thereof. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. For the purpose of this Section 44(g), “control” means the direct or indirect ownership of fifty percent (50%) or more of the capital, profits and voting rights of the corporation or other entity in question.

I.	Sale of Property; Limitation of Liability.

45. Sale. In the event the original Landlord hereunder, or any successor owner of the Property, shall sell or convey the Property, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

46. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Property, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

30

J.	Brokers/Construction/Authority.

47. Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Property is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Property is located, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

48. Definitions. “Landlord,” as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. “Tenant” shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant’s assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

49. Construction of this Agreement. No failure of either party to exercise any power given hereunder, or to insist upon strict compliance by the other party of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of each party’s right to demand exact compliance with the terms hereof. Time is of the essence of this Lease. The language in this Lease shall be construed as a whole in accordance with its fair meaning, and without regard to California Civil Code Section 1654 (as the same may be amended or recodified from time to time) or any similar provisions of law, the provisions of which are hereby waived by the parties.

50. No Estate In Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord (other than a leasehold estate); Tenant has only a right of possession and use, not subject to levy or sale, and not assignable by Tenant except with Landlord’s consent.

31

51. Paragraph Titles; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

52. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

53. Waiver of Jury Trial. Landlord and Tenant shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any statutory remedy.

54. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

55. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

56. Authority. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Property is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

57. Choice of Law. The laws of the state in which the Property is located shall govern this Lease.

58. Confidentiality. Tenant acknowledges that the contents of this Lease and any related documents or information are confidential information. Landlord acknowledges that the contents of the Santa Clara Lease (as defined in Exhibit B) and any related documents or information provided by Tenant to Landlord with respect to the Santa Clara Lease are confidential information. Tenant and Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than each party’s respective financial, legal, and other consultants. Notwithstanding the foregoing, either party may disclose such information to the extent required by law, including as part of either party’s public disclosure requirements under applicable laws, or a court of competent jurisdiction. Notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, either Landlord or Tenant (and each employee, representative, or other agent of either Landlord or Tenant) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to either Landlord or Tenant relating to such U.S. federal and state income tax treatment and tax structure. For this purpose, “tax structure” is any fact that may be relevant to understanding the U.S. federal or state income tax treatment of the transaction.

32

EXHIBIT “A”

PROPERTY

[INSERT SITE PLAN FOR THE PROPERTY]

A-1

EXHIBIT “A-I”

PREMISES

[ATTACH PLAN SHOWING

PREMISES BY DIAGONAL LINES]

A-1-1

EXHIBIT “A-2”

TENANT’S SPACE PLAN

A-1-1

EXHIBIT “B”

TENANT IMPROVEMENTS / ALLOWANCE

1.	Landlord’s Work.

a. Prior to the Delivery Date, Landlord shall, at Landlord’s sole cost and expense using building standard materials and finishes, separately demise the Premises, including installing separate meters for electrical and gas service and installing a new ingress/egress door to match the existing doors (collectively, “Landlord’s Work”). All work shall be done in a good, first-class, workmanlike manner in conformity with a valid permit when required, a copy of which shall be furnished to Tenant upon Tenant’s reasonable request. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Tenant to object to any such work, Tenant shall have no responsibility for Landlord’s failure to comply with applicable laws.

Promptly after the execution of this Lease, Landlord shall cause to be prepared a space plan depicting the Landlord’s Work (the “Demising Plan”), and Landlord shall submit the Demising Plan to Tenant for Tenant’s approval. The Demising Plan shall be consistent with the space plan attached as Exhibit “A-1” to the Lease, and shall include all applicable specifications for the work. Within five (5) business days after its receipt of the Demising Plan, Tenant shall provide its written approval or disapproval thereof. If Tenant disapproves of the Demising Plan, Tenant shall state with specificity in its written disapproval the basis for its disapproval. Landlord shall promptly revise the Demising Plan to address any reasonable objections raised by Tenant in its written disapproval and shall promptly resubmit an appropriately revised Demising Plan to Tenant. This procedure shall be followed until all objections have been resolved and the Demising Plan approved in writing by Tenant and Landlord; provided, however, that if a reasonably acceptable Demising Plan has not been completed and approved by Landlord and Tenant on or before the date that is fifteen (15) days after the date of final execution of the Lease for any reason other than the delay or other fault of Landlord or Landlord’s architect, then such failure shall constitute a Tenant Delay under Paragraph 1.c below. (The Demising Plan, as approved in writing by Tenant and Landlord, is hereinafter called the “Final Demising Plan.”)

Promptly following approval of the Final Demising Plan, Landlord shall cause to be prepared construction plans and specifications which plans and specifications shall be prepared substantially in accordance with the Final Demising Plan. Landlord shall provide a copy of the construction plans and specifications to Tenant upon completion thereof, for Tenant’s information and review.

b. After final approval of the Final Demising Plan, if Tenant wishes to make any change in Landlord’s Work, Tenant shall request such change in a written notice to Landlord and such request shall be accompanied by all information and instructions necessary to describe such change. Landlord shall give Tenant an estimate of the design and construction costs, if any, which will be incurred for such change. Tenant shall, within three (3) business days, notify Landlord in writing to proceed or not to proceed with such change. In the absence of such written notice to proceed, Landlord shall not be obligated to make the change requested by Tenant. Tenant shall be responsible for all delay caused by changes in Landlord’s Work requested by Tenant.

c. Tenant shall be liable for, and shall pay all costs and expenses incurred by Landlord in connection with, all delay in the commencement or completion of Landlord’s Work caused by (each, a “Tenant Delay”): (a) any changes in Landlord’s Work requested by Tenant, (b) any interruption or interference in the improvement work caused by Tenant, (c) Tenant’s failure to respond to Landlord’s request for information required for the completion of Landlord’s Work within five (5) business days of Landlord’s request or (d) any other delay requested or caused by Tenant. Under no circumstances shall Landlord be liable to Tenant for any loss, cost or expense resulting to Tenant on account of delay in completion of the improvement work.

d. Landlord’s Work shall be deemed to be “Substantially Completed” when the following shall have occurred: (i) Landlord’s Work has been completed in accordance with the plans for Landlord’s Work, subject only to correction or completion of “punch list” items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant’s use of the Premises for Tenant’s business (“Punch List Items”); and (ii) if necessary in order for Tenant to obtain a building permit for the construction of the Tenant Improvements (defined below), then (x) Landlord shall have obtained from the City of San Jose building official or his representative a final sign-off (or reasonable equivalent thereof) on the building permit for Landlord’s Work (“Building Final”); or (y) despite using commercially reasonable efforts, Landlord shall have been unable to obtain a Building Final, and two weeks shall have elapsed since the date Landlord has completed the Landlord’s Work per the terms of the forgoing clause (i). If Landlord is unable to obtain the Building Final as of the date of Substantial Completion (determined in accordance with the previous sentence), then Landlord shall continue to use commercially reasonable efforts to obtain the Building Final as soon as reasonably practicable. The definition of “Substantially Completed” shall also apply to the terms “Substantial Completion” and “Substantially Complete.”

2.	Tenant Improvements.

a. Landlord and Tenant acknowledge that Tenant shall make certain alterations and improvements, including the installation of cabling, to the Premises (the “Tenant Improvements”) to prepare the Premises for tenant’s occupancy. The construction of the Tenant Improvements shall be subject to Landlord’s approval in accordance with this Exhibit B and otherwise governed in accordance with this Exhibit B. Tenant agrees to expend not less than $175,000.00 (One Hundred Seventy-Five Thousand Dollars) of the Allowance (as defined in Paragraph 3.a., below) for the cost of designing, constructing, permitting and installing the Tenant Improvements.

b. Such work shall not proceed until Landlord has approved in writing: (i) Contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work. The general contractor selected by Tenant, subject to Landlord’s reasonable prior approval, to construct the Tenant Improvements is referred to hereinafter as “Contractor.” Landlord’s approvals under this Work Letter shall not be unreasonably withheld, conditioned or delayed. Within five (5) business days after receiving a written request for approval from Tenant, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves of the request, and if Landlord disapproves Landlord shall specify its reasons with particularity. Landlord’s failure to respond within such five (5) business day period shall be deemed to be an event of delay by Landlord for purposes of determining the Commencement Date of the Lease. All work by Tenant or Tenant’s contractor prior to the Commencement Date shall be scheduled through Landlord.

c. All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with applicable laws.

d. The Tenant Improvements shall be made in a good, first-class, workmanlike manner in accordance with the previously approved plans and specifications and in a manner that does not disturb other tenants of the Property. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of the Tenant Improvements, unless such damage or death is caused by the negligence or willful misconduct of Landlord, its agents or employees

3.	Allowance.

a. Amount of the Allowance. Except for the allowance set forth in this paragraph, all costs of the Tenant Improvements shall be borne by Tenant. Landlord shall contribute an aggregate amount not to exceed Seven Hundred Forty-Six Thousand Nine Hundred Dollars Forty-Five ($746,945.00) (the “Allowance”) toward the cost of: (i) the design, permitting, construction and installation of the Tenant Improvements, including cabling (the “Improvement Costs”); (ii) Tenant’s moving costs, including the cost of moving consultants, packing materials, and the like (the “Moving Costs”); (iii) furniture, security equipment, telephone equipment, an uninterruptible power system, signage, kitchen appliances, warehouse racking systems, shelving, and other fixtures and equipment for the Premises (the “FF&E Costs”); (iv) lease buyout/coverage costs, lease surrender costs and costs to comply with lease move-out obligations (“Lease Coverage Costs”) and (v) Base Rent and Additional Rent payable by Tenant under this Lease (“Rent Costs”), all as more particularly described below. Tenant may allocate the Allowance to any of the foregoing Costs as Tenant may elect from time to time by written notice to Landlord; provided, however, that Tenant shall not expend more than Two Hundred Twenty-Four Thousand Dollars ($224,000), which amount represents approximately thirty percent (30%) of the Allowance, on Rent Costs. Notwithstanding anything to the contrary in this Exhibit B, the Allowance shall be available for disbursement pursuant to the terms hereof only until the date that is one hundred twenty (120) days after the Commencement Date. Accordingly, if any portion of the Allowance is not utilized prior to such date, such unused portion shall be forfeited by Tenant. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated to disburse any portion of the Allowance during any period that Tenant is in breach of or in default under this Lease.

b. Allowance Disbursements for Tenant Improvement Costs. With respect to that portion of the Allowance that Tenant allocates toward the Improvement Costs, Landlord shall disburse such portion of the Allowance directly to Contractor, and/or to the applicable subcontractors, and/or to Tenant, as Tenant shall reasonably request, on a progress payment basis, in each case within ten (10) days after Landlord’s receipt of (A) invoices of Contractor furnished to

Landlord by Tenant covering work actually performed, construction in place and materials delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials, (B) conditional lien waivers executed by Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (C) unconditional lien waivers executed by Contractor and the persons and entities performing the work or supplying the materials covered by Landlord’s previous disbursements for the work or materials covered by such previous disbursements (all such waivers to be in the forms prescribed by California Civil Code Section 3262). No payment will be made for materials or supplies not incorporated into the construction, unless such materials or supplies are located on the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until expiration of the applicable lien periods or Landlord’s receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California Civil Code Section 3262) from Contractor and all subcontractors and suppliers involved in the Tenant Improvements. If the Improvement Costs exceed the funds from the Allowance allocated by Tenant for the Tenant Improvements, then at such time as the Allowance (or the portion thereof allocated by Tenant for the Improvement Costs) has been entirely disbursed, Tenant shall pay the remaining excess costs, if any, as and when due under the applicable construction contracts.

c. Allowance Disbursements for Moving and Furniture Costs. With respect to that portion of the Allowance that Tenant allocates toward FF&E Costs or Moving Costs, Landlord shall initially disburse One Hundred Thousand Dollars ($100,000.00) to Tenant upon full execution of this Lease, and thereafter shall disburse such portion of the Allowance as directed by Tenant within ten (10) business days after Landlord’s receipt from Tenant of written request for such payment. Within thirty (30) business days after the Commencement Date, Tenant shall provide Landlord with all applicable invoices or receipts describing in reasonable detail the purposes and amounts for which the Allowance is paid.

d. Allowance Disbursements for Lease Buyout/Coverage Costs. Prior to relocating to the Premises, Tenant leased space at 2380 Walsh Avenue, Santa Clara, CA 95051 pursuant to that certain lease dated April 10, 2001 (the “Santa Clara Lease”) between Tenant, as tenant, and San Tomas Investors II (“STI II”), as landlord. Tenant hereby represents and warrants to Landlord that a true, correct and complete copy of the Santa Clara Lease has been provided to Landlord. The term of the Santa Clara Lease does not expire until August 31, 2004. The monthly rent payable by Tenant under the Santa Clara Lease currently is Fifty Four Thousand One Hundred Seventy Five and 53/100 Dollars ($54,175.53) (the “Santa Clara Lease Monthly Rent”). Tenant may apply the Allowance towards the Santa Clara Lease Monthly Rent. In the event that Tenant negotiates a termination of the Santa Clara Lease with STI II and in connection with such termination a termination fee is payable to STI II, then such fee shall be deemed Santa Clara Lease Monthly Rent for purposes of this Work Letter. With respect to that portion of the Allowance that Tenant allocates toward Santa Clara Lease Monthly Rent, Landlord shall disburse such portion of the Allowance directly to STI II (at the address provided by Tenant to Landlord) at least three (3) days prior to the date that each applicable Santa Clara Lease Monthly Rent payment is due from Tenant to STI II, pursuant to a written request from Tenant at least ten (5) business days prior to the date such payment is due from Landlord to Tenant. Landlord shall maintain the confidentiality of the Santa Clara Lease in the manner set forth in Paragraph 58 of the Lease, but subject to the exceptions set forth therein as applicable to Landlord.

e. Allowance Disbursements for Rent Costs. With respect to that portion of the Allowance that Tenant allocates towards Rent Costs, Landlord shall credit such portion of the Allowance on account of the Base Rent and Additional Rent payable by Tenant under this Lease.

EXHIBIT “C”

SUBSTANTIAL COMPLETION/ACCEPTANCE LETTER

Date

Re:	Lease dated as of , , by and between Landlord, and , as Tenant, for rentable square feet at the Building located at .

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Term of the Lease is ;

2.	The Expiration Date of the Term of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,	Agreed and Accepted:

Tenant:

Property Manager

By:

Name:

Title:

Address:

C-1

EXHIBIT D

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding your proposed use of hazardous or toxic materials. If your use of materials or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.

I.	Proposed Tenant

Name (Corporation, Individual, Corporate, or Individual DBA, or Public Agency)

Standard Industrial Classification Code (“SIC”)

Street Address

City, State, Zip Code

Contact Person & Title:

Telephone Number:                  (        )

Facsimile Number:                   (        )

II.	Location and address of Proposed Lease

Street Address

City, State, Zip Code

III.	Description of Proposed Facility Use

Describe proposed use and operation of Premises including principal products or service to be conducted at facility:

Does the operation of your business involve the use, generation, treatment, storage, transfer, or disposal of hazardous wastes or materials? Yes          No          If yes, or if your SIC code number is between 2000 to 4000, please complete Section IV.

IV.	Permit Disclosure

Does the operation of your business require permits, a license, or plan approval from any of the following agencies?

•	U.S. Environmental Protection Agency

•	City or County Sanitation District

•	State Department of Health Services

•	U.S. Nuclear Regulatory Commission

•	Air Quality Management District

•	Bureau of Alcohol, Firearms and Tobacco

•	City or County Fire Department

•	Regional Water Quality Control Board

•	Any Laboratory Certification Agency (Indicate permit or license numbers, issuing agency, and expiration date or renewal date, if applicable.)

If your answer is yes to any of the above questions, please complete Sections V and VI.

V.	Hazardous Materials Disclosure

Will any hazardous or toxic materials or substances be stored on site? Yes         No         If yes, please describe the materials or substances to be stored, quantities and proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, or other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material	Storage Method	Quantity On A Monthly Basis

Attach additional sheets if necessary.

Is any facility modification required or planned to mitigate the release of toxic or hazardous substance or wastes into the environment? Yes          No          If yes, please describe the proposed facility modifications.

VI.	Hazardous Waste Disclosure

Will any hazardous waste, including recyclable waste, be generated by the operation of your business? Yes          No          If yes, please state the hazardous waste that will be generated at the facility, its hazard class, and volume/frequency of generation on a monthly basis

Waste Name	Hazard Class	Volume/Month

If yes, please also describe the method(s) of disposal for each waste. Indicate where disposal will take place and the method of transportation to be used:

Is any treatment or processing of hazardous wastes to be conducted on site? Yes          No          If yes, please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?

(Please list all agencies)

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes          No          If yes, please describe:

Does your company carry environmental impairment insurance? Yes          No         . If yes, what is the name of the carrier and what are the effective periods and monetary limits of that coverage?

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

Dated:	Signature:

Print Name:

Title:

EXHIBIT “E”

RULES AND REGULATIONS

1. Tenant will not place any signs on the Property without Landlord’s prior written consent. All signage must comply with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. No advertisements, pictures or signs of any sort may be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition includes any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord has the right to remove any such unapproved item without notice and at Tenant’s expense.

2. Tenant may not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord.

3. Tenant may not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings and window films or coatings installed by Tenant and visible from outside of the Building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections may be attached to the outside walls of the Building.

5. Tenant may not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant may not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Tenant may not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant may not permit cooking in or about the Premises other than in microwave ovens; provided, however, that subject to compliance with applicable law and further reasonable rules and regulations promulgated by Landlord regarding the conduct, location, timing and coordination of same, Tenant may occasionally use the common areas in the vicinity of the Premises to conduct company events, including barbecues, further subject to Tenant’s compliance with all applicable laws and regulations and assurance that Tenant has procured appropriate insurance relating thereto.

7. Tenant may not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. Tenant may not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

9. Tenant will park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant will not unreasonably interfere with traffic flow within the Property and loading and unloading areas of other tenants.

10. Storage of propane tanks, whether interior or exterior, will be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, will be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant will protect electrical panels and building mechanical equipment from damage from forklift trucks.

11. Tenant will not disturb, solicit or canvas any occupant of the Building or Property and will cooperate to prevent same.

12. No person may go on the roof of the Building without Landlord’s permission except to perform obligations under its lease.

13. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

14. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building will be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant will cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

15. All goods, including material used to store goods, delivered to the Premises of Tenant will be immediately moved into the Premises and will not be left in parking or exterior loading areas overnight.

16. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

17. Forklifts which operate on asphalt paving areas may not have solid rubber tires and may use only tires that do not damage the asphalt.

18. Tenant will be responsible for the safe storage and removal of all pallets. Pallets will be stored behind screened enclosures at locations approved by the Landlord.

19. Tenant will be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse will be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Premises or on the Property.

20. Tenant may not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise is allowed in the parking lots or other common areas.

21. Tenant will appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual “Red Tag Alert” system including weekly visual inspection of all sprinkler system valves on or within the Premises. Tenant will provide Landlord access to fire protection and any related communications equipment in the Premises at all times.

EXHIBIT “F”

TENANT MOVEOUT RESPONSIBILITIES

1.	Repair all holes in walls and paint over repaired areas with matching paint.

2.	Repair all damaged walls, cinderblock demising walls and sheetrock demising walls.

3.	Steam clean all stained areas of carpet, vacuum all carpet and clean, mop and wax all tile floors.

4.	Insure there are no plumbing leaks and all fixtures are operational in restrooms and kitchen areas.

5.	Clean all bathroom and kitchen fixtures, and make certain that all bathroom and kitchen fixtures are intact.

6.	Replace all damaged restroom fixtures.

7.	Replace all broken and/or stained ceiling tiles and repair any damaged ceiling grid not the result of ordinary wear and tear.

8.	Repair all light fixtures and bulbs to proper operating order. If the bulbs are burned out, replace the bulb. If the ballasts are defective or burned out, replace the ballast.

9.	Replace all damaged light fixtures.

10.	Replace all broken or damaged light lenses.

11.	Clean all dirty light lenses.

12.	All electrical outlets, telephone jacks and switches must be in proper operating order with cover plates intact. If the cover plates are damaged or missing, replace the cover plates.

13.	Cap any dangling or loose electrical wires.

14.	Replace and/or repair damaged column poles.

15.	Replace any missing dock bumpers and repair damage to grade beam.

16.	All overhead doors and dock levelers must operate properly, replace all damaged panels or doors.

17.	Clean warehouse floor from any tars, paints greases or other residue. Sweep, power scrub, or mop and seal, if necessary. If floor is extremely dirty, floor must be cleaned using a scrubber.

18.	Clean out and dispose of all trash in the facility.

19.	Replace damaged interior downspout/drains.

20.	Repair all rails spurs if necessary.

21.	Have the HVAC system inspected/repaired and get a written report on condition. Forward report to Property Manager.

22.	Clean all HVAC vent returns.

23.	Remove all warehouse racking systems, fences, etc. If racking, fencing, etc. are bolted to the floor, cut bolts to floor level and fill cracked areas around bolts with epoxy cement filler.

The Tenant Moveout Responsibilities set forth in this Exhibit ”J” are in addition to (a) Tenant’s moveout responsibilities set forth in Paragraph 36 of this Lease, and (b) Landlord’s punch list to be provided to Tenant at the time of Landlord’s walk through upon expiration or earlier termination of this Lease.

EXHIBIT “A”

PROPERTY

[GRAPHIC REMOVED]

A-1

EXHIBIT “A-I”

PREMISES

[GRAPHIC REMOVED]

A-1-1

EXHIBIT “A – 2”

TENANT’S SPACE PLAN

[GRAPHIC REMOVED]

A-1-2